Exhibit 99.01

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

ALLIANCEBERNSTEIN
Moderator:  Philip Talamo
December 22, 2008
9:15 am CT

Operator:
Thank you for standing by and welcome to AllianceBernstein's conference call.  At this time all participants are in a listen only mode.  After the formal remarks there will be a question and answer session and I will give you instructions on how to ask questions at that time.

This conference is scheduled for 30 minutes and is being recorded.  A replay of this conference call will be available for one month.  I would now like to turn the conference over to the host for this call the Director of Investor Relations for AllianceBernstein, Mr. Philip Talamo.  Please go ahead.

Philip Talamo:	Thank you, Lori. Good morning everyone and welcome to our conference call. As many of you know, the purpose of this call is to introduce our newly elected Chairman and CEO, Peter Kraus.

As a reminder this conference call is being webcast and is therefore available through our Web site at www.alliancebernstein.com/investorrelations.  Mr. Kraus will open the call with some prepared remarks and will then be available for your questions.

Our President and COO, Jerry Lieberman is also available to answer your questions.  I'd like to take this opportunity to note that some of the information we discuss today may be forward looking in nature and as such is subject to certain SEC rules and regulations regarding disclosure. Our disclosure regarding forward looking statements can be found in the risk factors section of our 2007 10-K.

And now I'll turn the call over to Peter.

Peter Kraus:
Thank you, Phil.  Good morning, and good afternoon and good evening to those who are in Europe and Asia.  I'd like to start off by spending a little bit of time talking about my background as some of you may not have had a chance to read about it or be knowledgeable of it.

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

So I've had many roles over my career that involved banking, mergers and acquisitions, restructuring, accounting, finance, funding organizations, but over the last seven and a half years I've led, either alone or with a co-head, an asset management business and a private wealth business.

The asset management business included many different investment services and distribution channels.  Those investment services included fundamental equity, quantitative equity, fixed income services, cash management services, internally managed hedge funds, a fund-of-funds business in hedge funds, and a fund-of-funds business in private equity.

The global private client business was, as I said, global - located in the United States, Asia and Europe.  It is a business that was engaged in many different kinds of investment services and provided many different trading and other investment opportunities to its client base.

I've also run global businesses for over ten years including living overseas for a period of time in Japan. So that's a little bit about me.

I am, as you would all guess, very excited to join AllianceBernstein.  I've long admired the firm and what it stands for.  Its high quality research, its disciplined and well honed investment process and its priorities in placing the clients first are all things that I'm quite comfortable with and believe fervently in.

I'm also excited about leading an independent public company and working with a very strong management group who has a teamwork culture.  While I'm just getting my feet wet, literally this is day four for me, I did want to comment a bit about our strategic position.

We believe AllianceBernstein is very well positioned in terms of its people.  In particular, client facing investment personnel and research talent are deep and have long experience with the firm.  We're financially strong, we have a very strong balance sheet that's absent of any significant leverage.

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

As for our investment capabilities, we are engaged in almost all of the major investment services that we would want and our clients would want.  I'm sure as I get to know our business better there will be opportunities to both identify changes in what we do and take advantage of market opportunities as well as growing in new areas that we have yet to take on.

Having said that and talked a bit about strategy, I thought I'd take a moment to focus on the business and management principals that I believe are critical to the success of the firm.

First and foremost is instilling trust and confidence in our clients by placing them first.  We've always been focused on this and it has led to a very strong and leading franchise.  We will continue to do that.

Investing in intellectual capital through both good times and bad, again something we've consistently done.  We've commented in the past about our commitment to building the defined contribution business.  We remain on that course and we remain committed to that.

The fostering of partnerships and a cohesive team as opposed to a group of individual stars, again, the hallmark of this organization and all those that I've been involved with in the past and that will continue to be important to us.

And lastly, ensuring we are a meritocracy, where our professionals who are top performers will lead various levels of the firm that they're involved in.

We've spoken recently regarding our imperatives in these challenging markets and I thought it made some sense to continue to highlight what those efforts might be.

First, we will continue to focus on positioning client portfolios for the recovery of the capital markets when it occurs.  We'll also focus on our investment philosophy and process.  Eliminating distractions will also be important so that we can spend all of our efforts on our core business.

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

We will also continue to maintain our intellectual capital that is obviously critical as we grow the business and provide investment advice to our clients going forward.  And lastly, we'll invest in the next phase of growth.

I also thought it made sense to highlight where I expect to spend my first 100 days and there are a number of places obviously I can do it.  I've identified four places where I would expect that all of my efforts would be funneled.

Firstly, meeting with our internal leaders and employees around the world.  I think it's important to give the staff an opportunity to meet me live to connect and for me to hear firsthand what their issues and business and personal objectives are.

Secondly, engaging in in-depth discussions with the leaders of our core business units about their people, their businesses, their initiatives and issues.  That will be important for me to get a sense of where I can be helpful in helping them grow their businesses and solve their issues.

Third, reviewing our risk management processes, making sure that we’re comfortable with how we manage risk both within each of the investment services as well as the overall risk of the organization.

And fourth, and certainly importantly, meeting with our portfolio managers to understand our portfolios and the investment process that supports portfolio construction, the risk management at that level and the various factors that are considered as we think about selecting securities.

I suspect I’m likely to have a pretty busy few months ahead and while the learning curve will be steep I’m sure there are many things that will resonate with my experience over the last seven years.

I also look forward to speaking to all of you a few weeks from now regarding our fourth quarter results when we’ll be able to discuss our financial performance and business in some detail.

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

For now I guess I’d like to open up to questions, recognizing that my tenure, as I mentioned, is a little brief and I may not have all the details that you seek, but I’ll give it my best.

Operator:
At this time I would like to inform everyone if you’d like to ask any questions please press star then the number 1 on your telephone key pad.  Management has requested that in the interest of time you please limit yourself to one, one-part question in order to provide all callers an opportunity to ask a question; one moment, while we compile the Q&A roster.

Your first question comes from the line of Robert Lee of KBW.

Robert Lee:	Thanks. Good morning. I guess my first question is - I’m not sure if it’s something you can answer, but what drove the change in CEO role now?

Peter Kraus:
Thanks for asking that.  Obviously that’s a question that I would expect was on your mind.  I think Lew has had discussions with the board for some time about retirement and Lew and the board decided that this was the appropriate moment for that.

It’s never easy for any organization to change leaders, much less someone of Lew’s caliber, experience and accomplishments and so that’s obviously a challenge that any organization would face as well as AllianceBernstein.

But I have to tell you in the four days that I’ve been here, which of course include Saturday, Sunday and Friday night, I’ve been very impressed with the strong teamwork and culture of the organization.

The executive committee got together on Saturday morning and has been working all weekend on creating communications, producing Webcasts and reaching out to both employees and clients.

And I think that this is a pretty well-oiled machine and, by the way, a credit to Lew, because I think that is something that he focused on and knew that he left an organization that was well mentored.  A team approach that knew what they were doing.

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

Operator:	Your next question comes from the line of William Katz of Buckingham Research.

William Katz:
Thank you and congratulations Mr. Kraus.  The question that I have is did the board contemplate selling the company to either AXA or third party as an alternative to bringing you on given the timing of the change?

Peter Kraus:
I think the most important thing is, as I said, I’m very excited about running AllianceBernstein as an independent public company.  I think the board was very focused on that as well.  We both believe, that is myself and the board, that the structure of this company as an independent public entity is particularly valuable in managing this firm as an asset management business.

I think the people here resonate with that structure.  The clients are comfortable with that structure and I believe the board, actually I know because I discussed it with the board, the board and certainly I feel that is the right structure for us now and in the future.

Operator:	Your next question comes from the line of Roger Smith of Fox Pitt Kelton.

Roger Smith:
Thanks a lot.  Regarding the biggest challenges that you see for yourself and for AllianceBernstein going forward, I know the company’s been in outflows for a little while and performance has been a little bit worse than maybe some of the peers.

How do you think that you can address this and do you believe those are your biggest challenges or do you think there are other things that you have to face?

Peter Kraus:
No.  I think the biggest issues are the ones that are obvious, which is the firm has had its history of challenging performance over the last 18 months.  It is not the only time that the firm has had challenging performance.

It’s interesting…over the weekend I was reading a news report from 1990 where Lew himself had responded to very challenging performance in that year. I don’t remember exactly what month it was.

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

I think there was about $9 billion of assets and I think the underperformance was 1,200 basis points if I remember the news story correctly and so there are times, as we call the fat tails in the investment world, in which you have this occurrence.

Most times this does not speak to problems in the investment process, sometimes it does, but it certainly requires close examination and thought about whether or not there are any changes that you would make to the process.

But I don’t see that as a people issue or a process issue; I see that as an opportunity for us to again re-engage ourselves in whether or not the weightings, the factors that we use and the quantitative screens and the way in which we're selecting securities and constructing portfolios should be adjusted or tinkered with.

I think that these are processes that are subject to fat tail occurrences, and this is one of them. So of course investment performance is critical.

And of course it hasn’t been what we want it to be and we’re embarrassed by that and we want to do better and we will.  And I think our clients understand that and certainly it's something that we talk regularly with them about.

I think there are opportunities to grow here.  This exercise however is not about just adding assets.  This exercise is about proving performance to our clients.  And that is first and foremost on our minds.

Operator:	Your next question comes from the line of Cynthia Mayer of Merrill Lynch.

Cynthia Mayer:	Hi, good morning. In terms of the cost cutting that Alliance is undergoing. I’m just curious how much of that is already done and do you see making any major changes in the areas that are being cut?

Do you see perhaps cutting entire products or offices?

Peter Kraus:
Well, as I think you heard from Jerry in October, this was an unprecedented time for us and that we would be making staff reductions.  We’re pretty far along, almost all of that has occurred at this point or will occur in the very near future (i.e., in the next few weeks).

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

So we’re feeling comfortable that we’re through what we thought ought to be the first efforts there.  Now look, I don’t think that we can rest on our laurels meaning that if the economy continues to deteriorate and the business continues to deteriorate we will continue to examine what we need to do.  But given where we are today, I think we feel comfortable going forward.

It's always a very challenging task to think about reducing people in an asset management business.  Consistency is important to us, as I said earlier, the investment processes are strong and viewed by our clients as a place where people turnover can be challenging and so we've been very careful about how we have moved people out of the organization.

So I think the bottom line is that we are comfortable where we are today, but I don't want you to think that we are going to have a tin ear to what may occur in the future if the economy continues to be difficult and deteriorates further.

Operator:	Our next question comes from the line of Craig Siegenthaler of Credit Suisse.

Craig Siegenthaler:
Thanks.  Peter, many of your clients may be wondering now if the period of underperformance over the last year is kind of confirmed by this management change and maybe the opportunity to outperform on the way up may not be there, how would you respond to those set of questions?

Peter Kraus:	Well I think the opportunity to not perform on the way up would mean that I was going to make some draconian change in the investment process or the structure of the portfolios and I will not.

I definitely will engage with the investment professionals and talk about what we're doing.  I think it's important at any point in time and certainly at points of inflection in the market to re-examine what we do.

It gives us an opportunity for fresh data that is usually data that you don't see often (i.e., the level of volatility and the impact on stocks and the dislocation between securities that you see in this market is not a common event).

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

It gives us a chance to think about those things and to decide whether what we have done in some areas could be adjusted.  But there are no wholesale changes that will be made here and if there's a market recovery, these portfolios are going to benefit from that.

We'll continue to look at risk and you know we may decide that with volatility levels as high as they are that we should take some risk down or some volatility down where there is leverage in portfolios and so that could lessen a recovery.

But that may be appropriate given the level of volatility, because we may be running portfolios at levels that we are not comfortable with in this market.  But I don't think that you could say that if there was a recovery that these portfolios will not benefit from that.

Operator:	Your next question comes from the line of Marc Irizarry of Goldman Sachs.

Marc Irizarry:	Great thanks. Peter can you talk a little about your philosophy for M&A and asset management and also separately your views on the sell-side research business at AllianceBernstein?

Peter Kraus:
Sure, Mark.  My view on acquisitions and I think that those of you who have heard me speak before on this will recognize the consistency of it, acquisitions are extraordinarily difficult and challenging in an asset management business.  It's a people business.

The investment processes of which I spoke needs to be consistent and acquisitions tend to disturb that.  And so any acquisition that this organization would make is going to be an acquisition that will fit neatly into it, where there is not an overlap of people that would require an adjustment to investment processes either in the entity being acquired or in this entity.

And I think it is possible to make acquisitions that certainly could be, given where values are, attractive opportunities, but our main focus here is going to be on, as I said in my prepared comments, no distractions and focus on the core business.

ALLIANCEBERNSTEIN
Moderator: Philip Talamo
12-22-08/9:15 am CT
Confirmation # 78764693

I don't want to leave you with the impression that we'll be numb to ideas that are out there, because we won't be.  And as I said I do think there could be interesting chances for us, but it’s going to have to be incremental.  It’s going to have to be something that clearly fits and it’s not going to be something that will be large and will be difficult for this organization to swallow.

On the sell side, I think the sell-side research in AllianceBernstein is a hallmark.  It’s a franchise.  It’s much of the intellectual capital in the organization.  It is thought leadership for investors.  It’s viewed by clients as being valuable and attractive and I think that it’s something that we’ll continue to support and grow in profitable ways.

Operator:	Thank you. That concludes the question and answer session for today’s conference call. I will now return the call to Philip Talamo for any final remarks.

Philip Talamo:	Thanks everyone for participating in our call. As always, feel free to contact investor relations with any further questions. Have a good day.

Operator:	Thank you. That concludes today’s AllianceBernstein conference call. You may now disconnect.

END